UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2023

PODCASTONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-269028	35-2503373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

335 N. Maple Drive, Suite 127

Beverly Hills, CA 90210

(Address of principal executive offices) (Zip Code)

(310) 858-0888

(Registrant’s telephone number, including area code)

Courtside Group, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	PODC	The NASDAQ Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2023, Courtside Group, Inc. (the “Company”) changed its corporate name to PodcastOne, Inc. pursuant to the Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 21, 2023 (the “Name Change”). Pursuant to Delaware law, a stockholder vote was not necessary to effectuate the Name Change and it does not affect the rights of the Company’s stockholders.

The Name Change does not affect the Company’s ticker symbol (PODC) or the equity CUSIP number for the Company’s outstanding shares of common stock. Outstanding stock certificates for shares of the Company are not affected by the Name Change and continue to be valid and need not be exchanged. Other than the Name Change, there were no changes to the Company’s Amended and Restated Certificate of Incorporation

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PODCASTONE, INC.

Dated: September 27, 2023	By:	/s/ Aaron Sullivan
	Name:	Aaron Sullivan
	Title:	Interim Chief Financial Officer

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